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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2002, in the Registration Statement (Form S-3 dated February 8, 2002) and related Prospectus of SeeBeyond Technology Corporation for the registration of 7,000,000 shares of its common stock. We also consent to the incorporation by reference therein of our report dated January 24, 2002 with respect to the financial statements and schedule included in the Annual Report (Form 10-K) for 2001 filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Woodland Hills, California
February 7, 2002

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors